Exhibit 99.1

FOR IMMEDIATE RELEASE
July 1, 2009

For more information:
Kenneth Torosian	Jordan M. Darrow
Chief Financial Officer	Investor Relations
Medialink Worldwide Incorporated	Darrow Associates, Inc.
Tel: (212) 682-8300	Tel: (631) 367-1866
IR@medialink.com	jdarrow@darrowir.com

MEDIALINK WORLDWIDE ANNOUNCES SIGNING OF MERGER AGREEMENT

NEW YORK, July 1, 2009 – Medialink Worldwide Incorporated (Nasdaq: MDLK), a leading provider of diversified media services for professional communicators and marketers, today announced that, pursuant to the unanimous approval of its board of directors, it has entered into a definitive Agreement and Plan of Merger with The NewsMarket, Inc.

Pursuant to the Merger Agreement, The NewsMarket, through a newly-formed wholly-owned subsidiary, will acquire all of the outstanding shares of Medialink’s common stock at a price of $0.20 per share in cash.  The price to be paid by The NewsMarket is consistent with the last trading price of Medialink’s common stock on June 30, 2009, and represents a premium of 100% from the last trading price of Medialink’s common stock on May 27, 2009, the date the parties signed a non-binding letter of intent, and a premium of approximately 82% from the book value at March 31, 2009, the date of Medialink’s most recently reported financial statements.  The Merger Agreement is subject to the approval of Medialink’s shareholders at a Special Meeting of shareholders to be held in August 2009.

“The merger with The NewsMarket, a pacesetter in providing digital media services on a global basis, has the full support of Medialink’s board and executive officers,” said Laurence Moskowitz, Chief Executive Officer of Medialink. “It provides our shareholders with market-based value in cash in the face of headwinds from the worldwide economy, the media communications industry in general and Medialink’s own ongoing financial challenges. This transaction is the best opportunity for our shareholders to realize value for their investment as it would eliminate the significant costs of being a small public company, and create synergies that address substantial obstacles we would otherwise face in attaining profitability.

“The merger provides our clients with continuity of the stellar service they have come to expect from Medialink over more than two decades,” Moskowitz continued.  “The same professionals who have produced award-winning results for our clients in the past will continue to do so, but they now will be armed with the additional suite of exciting on-line services that The NewsMarket provides to its own host of world-class clients.

“Medialink’s long tradition of achieving our clients’ media communications objectives will continue and will be enhanced by the expanded breadth of services and the stronger financial condition resulting from this transaction,” Moskowitz concluded.  “We believe clients of both companies will be able to realize unique new levels of success as the companies merge their respective talents and resources.”

In connection with signing the Merger Agreement, Medialink entered into Separation Agreements with each of its three executive officers.  The Separation Agreements, which were effective upon signing of the Merger Agreement and which will be null and void if the transaction is not consummated by December 31, 2009, modified the terms of the executive officers’ employment agreements to, among other things, substantially reduce the change-in-control payments to be paid to each executive officer upon consummation of the Merger.  Medialink also entered into an amendment to a separation agreement with a former executive officer pursuant to which no additional amounts will be paid to such individual.

Medialink Worldwide Announces Signing of Merger Agreement	Page 2 of 2

This announcement is not a recommendation, an offer to purchase, or a solicitation of an offer to sell shares of Medialink.  Medialink will file a preliminary proxy statement with the Securities and Exchange Commission and upon completion of the Commission’s review a final proxy statement will be filed with the Commission and mailed to shareholders for their vote at a special meeting to be held in August 2009.

About Medialink:
Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio and the Internet.  The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming.  Based in New York, Medialink has offices in major cities throughout the United States.  For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

About The NewsMarket:
The NewsMarket is the leading platform used by global brands, governments and NGOs to communicate with all their key audiences using video. The NewsMarket combines award-winning, proprietary technology with a unique, strategic approach to support the marketing programs of the world’s leading brands.  The company’s media site (www.thenewsmarket.com) is used by more than 25,000 media outlets in 190 countries to view and order free news video. Headquartered in New York, the company also has offices in London, Ahmedabad, Mumbai, Beijing and San Francisco.

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With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses; our ability to achieve profitability; our ability to obtain financing or other capital; our ability to remain a going concern and remain in operation; the financial stability of our clients; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Mediaseed®; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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